As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________

XOMA Corporation
(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street Berkeley, California	94710
(Address of Principal Executive Offices)	(Zip Code)
_______________________

AMENDED AND RESTATED 2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN
(Full title of the plan)
_______________________

Christopher J. Margolin, Esq.
XOMA Corporation
2910 Seventh Street
Berkeley, California  94710
(Name and address of agent for service)
(510) 204-7200
(Telephone number, including area code, of agent for service)
_______________________

Copy to:

Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐                                                                                                                  Accelerated filer                      ☒
Non-accelerated filer       ☐  (Do not check if a smaller reporting company)                          Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.0075 per share	7,000,000 shares	$2.345	$16,415,000	$1,881.16

(1)	Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee.  Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Stock of XOMA Corporation on May 25, 2012, which was $2.345 per share, as reported on The NASDAQ Global Market.

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan are effective.  Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File Nos. 333-108306, 333-151416, 333-171429 and 333-174730) filed with the Securities and Exchange Commission on August 28, 2003, June 4, 2008, December 27, 2010 and June 6, 2011, respectively, as amended by Post-Effective Amendment No. 1 to each thereof filed with the Securities and Exchange Commission on January 3, 2012, are incorporated herein by reference.

EXPLANATORY NOTE

All of the shares common stock of XOMA Corporation registered hereby for issuance in connection with the Amended and Restated 2010 Long Term Incentive and Stock Award Plan have been previously approved for issuance pursuant to such plan by the stockholders of XOMA Corporation at its 2012 Annual Meeting held on May 24, 2012.  This Form S-8 does not reflect any increase in the number of shares issuable pursuant to this plan above the number previously approved and disclosed.

PART I

INFORMATION REQUIRED
IN SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by the registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference:

(1)	annual report on Form 10-K for the year ended December 31, 2011 (file no. 0-14710);

(2)	quarterly report on Form 10-Q for the quarterly period ended March 31, 2012 (file no. 0-14710);

(3)	current reports on Form 8-K filed on January 3, 2012, January 6, 2012, January 6, 2012, January 17, 2012, February 14, 2012 and March 7, 2012; and

(4)
the description of capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011 and is part of the registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description.

All documents filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

The description of the registrant's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant’s certificate of incorporation provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director of the registrant when it was a Bermuda company, whether taken or omitted prior to the effective time of the registrant’s change in its jurisdiction of incorporation from Bermuda to Delaware, in connection with the discontinuance of the registrant in Bermuda or the continuance of the registrant in State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.  This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will be subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The registrant’s by-laws also provide that the registrant shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL.  For purposes of the indemnification described in this paragraph, references to the registrant include XOMA Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as XOMA Corporation.  The registrant will remain obligated on any of its indemnification obligations of arising prior to its change in its jurisdiction of incorporation from Bermuda to Delaware.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

See Exhibit Index.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in  the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on June 1, 2012.

XOMA CORPORATION By: /s/ John Varian Name: John Varian Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John Varian John Varian	Chief Executive Officer (Principal Executive Officer) and Director	June 1, 2012
/s/ Fred Kurland Fred Kurland	Vice President, Finance and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 1, 2012
/s/ Patrick J. Scannon Patrick J. Scannon M.D., Ph.D.	Executive Vice President and Chief Scientific Officer and Director	June 1, 2012
/s/ W. Denman Van Ness W. Denman Van Ness	Chairman of the Board	June 1, 2012
/s/ William K. Bowes, Jr. William K. Bowes, Jr.	Director	June 1, 2012
/s/ Peter Barton Hutt Peter Barton Hutt	Director	June 1, 2012
/s/ Timothy P. Walbert Timothy P. Walbert	Director	June 1, 2012
/s/ Jack L. Wyszomierski Jack L. Wyszomierski	Director	June 1, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Certificate of Incorporation of XOMA Corporation (Exhibit 3.1) (1)
3.2 4.1	By-Laws of XOMA Corporation (Exhibit 3.2) (1) Form of Stock Certificate (Exhibit 4.1) (1)
4.2	Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1) (2)
4.2A	Amendment to Shareholder Rights Agreement dated December 21, 2010 between XOMA Ltd. and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.1A) (3)
4.2B	Amendment No. 2 to Shareholder Rights Agreement dated December 31, 2011 between XOMA Corporation and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.2) (1)
4.2C	Amendment No. 3 to Shareholder Rights Agreement dated March 5, 2012 between XOMA Corporation and Wells Fargo Bank, N.A. as Rights Agent (Exhibit 4.2) (4)
4.3	Form of Amended and Restated Warrant (June 2009 Warrants) (Exhibit 10.6) (5)
4.4	Form of Warrant (February 2010 Warrants) (Exhibit 10.2) (5)
4.5	Form of Warrant (December 2011 Warrants) (Exhibit 4.9) (6)
4.6	Form of Warrant (March 2012 Warrants) (Exhibit 4.1) (4)
5.1	Legal Opinion of Cahill Gordon & Reindel LLP*
10.1	Amended and Restated 2010 Long Term Incentive and Stock Award Plan*
10.1A	Form of Stock Option Agreement for Amended and Restated 2010 Long Term Incentive and Stock Award Plan (Exhibit 10.6A) (6)
10.1B	Form of Restricted Stock Unit Agreement for Amended and Restated 2010 Long Term Incentive and Stock Award Plan (Exhibit 10.6B) (6)
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2)*
____________________

*           Filed herewith.

(1)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed January 3, 2012 (File No. 0-14710).

(2)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-14710).

(3)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 0-14710).

(4)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed March 7, 2012 (File No. 0-14710).

(5)	Incorporated by reference to the referenced exhibit to XOMA’s Current Report on Form 8-K filed February 2, 2010 (File No. 0-14710).

(6)	Incorporated by reference to the referenced exhibit to XOMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 0-14710).